Exhibit 4.1

COMMON SHARES	COMMON SHARES
          4370

THIS CERTIFIES THAT	See reverse for certain definitions CUSIP 639208 10 7
is the owner of
FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES OF NO PAR VALUE EACH OF
NAVARRE CORPORATION
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     WITNESS the facsimile signatures of its duly authorized officers.
Dated: